EXHIBIT 10 (j)

This Stock Option Agreement dated October 2, 1995 replaces and supersedes the Ronald J. Naples Stock Option Agreement dated August 14, 1995, effective October 2, 1995 (the "prior document"). The purpose of this Stock Option Agreement is to fix the Option Prices and to complete Paragraph 5, all of which were established by formulae in the prior document.


                             RONALD J. NAPLES
                          STOCK OPTION AGREEMENT
                       -----------------------------


     1. A STOCK OPTION (the "Option") for a total of 200,000 shares of Common Stock (the "Stock"), par value of $1 per share, of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company") is hereby granted to Ronald J. Naples ("Naples") subject to the terms and provisions of the Quaker Chemical Corporation 1993 Long-Term Performance Incentive Plan (the "Plan") insofar as the same are applicable to Stock Options granted thereunder. The terms and provisions of the Plan are incorporated herein by reference.

     2. The Option Price(s) as determined by the Compensa tion/Management Development Committee (the "Committee") which has the authority for administering the Plan for the Company are:

          As to 100,000 shares  --  $17.50 per share

          As to 50,000 shares   --  $19.25 per share

          As to 50,000 shares   --  $22.50 per share

having been determined pursuant to Section 3.2 of the Plan, which are equal to or greater than 100% of the Fair Market Value (as defined in the Plan) of the Stock on the date of the grant of the Option.

     3. Subject to the provisions of Paragraphs 4, 5 and 6 hereof, the Option may be exercised in whole at any time or in part from time to time on or after the date the Option, or any portion thereof, first becomes exercisable. The Option terminates on the earlier of the date when fully exercised under the provisions of the Plan, the date fixed pursuant to
Section 3.8(a), 3.8(b), or 3.8(c) of the Plan, or October 1, 2005, unless the term shall be restricted by other applicable law.

     4. The Option may not be exercised if the issuance of the Stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. If required by the Committee, the Naples, as a condition to his exercise of this Option, shall represent to the Company that the Stock which he acquires upon exercise of the Option is being acquired by the Naples for investment and not with a present view to distribution or resale thereof. Naples agrees to accept certificate(s) representing the Stock issued upon the exercise of the Option bearing a legend referring to the fact that the Stock represented by that certificate(s) has not been registered under the Securities Act of 1933 or applicable state "Blue Sky" laws and indicating that transfers thereof are restricted if the same shall be determined by the Committee to be necessary. Further, exercise of an Option granted pursuant to this Agreement shall be under and subject to Paragraph 3.4 of the Plan.

     5.   This Option consists of Incentive Stock Options as to
17,142 shares and Non-Qualified Options as to 182,858 shares and shall be exercisable in accordance with the following Schedule:


                         INCENTIVE STOCK OPTIONS:

     Number of Shares       Exercisable on or after
     ----------------     ---------------------------------------
          5,714           One year from date of this Agreement
          5,714           Two years from date of this Agreement
          5,714           Three years from date of this Agreement


                          NON-QUALIFIED OPTIONS:

     Number of Shares       Exercisable on or after
     ----------------     ---------------------------------------
          129,286         One year from date of this Agreement
           29,286         Two years from date of this Agreement
           24,286         Three years from date of this Agreement

     6. Notwithstanding anything contained in Paragraph 5 hereof to the contrary, if, prior to October 2, 1998, Naples' employment with the Company shall terminate by reason of his death or by reason of his disability or the Company shall terminate Naples' employment with the Company without "Cause" as defined in Paragraph 12(c) of Naples' Employment Agreement with the Company dated August 14, 1995 (the "Employment Agreement"), or Naples shall terminate his employment with the Company for "Good Reason" pursuant to Paragraph 12(d) of the Employment Agreement, or there shall occur a "Change of Control" (hereafter defined), then and in such event the Option shall, on the date of the occurrence of such event, become immediately exercisable in full.

     For the purposes of the preceding paragraph, "Change of Control" means the occurrence of a "First Event" or a "Significant Transaction" (as said terms are defined in the Employment Agreement).

     7. The Option may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Naples only by him. The terms of the Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Naples.

     8. The Option may be exercised only upon payment of the appropriate amount and delivery of the completed "Notice of Exercise," attached hereto, to the Secretary of the Company. Any attempted exercise of the Option without such delivery of the "Notice of Exercise" may be disregarded by the Company. Payment and delivery for the purposes hereof may also be accomplished by making payment and delivery to an agent duly appointed by the Company for the purposes of accepting payment and notice of exercise. Where any such appointment is made, the Company shall so advise Naples, and Naples may rely upon such notice until such notice is revoked or amended.

     9. Naples shall have none of the rights of a shareholder with respect to any shares of Stock subject to the Option, except as to the shares with respect to which Naples has validly exercised the Option granted herein and tendered to the Company the full price therefor.

     10. All notices required to be given hereunder shall be mailed by registered or certified mail to the Company to the attention of its Secretary, at Elm and Lee Streets, Conshohocken, Pennsylvania 19428, and to Naples at Naples's address as it appears on the Company's books and records unless either of said parties has duly notified the other in writing of a change in address.

                                   QUAKER CHEMICAL CORPORATION


                                   By: /s/ PETER A. BENOLIEL
                                       ---------------------------
                                       Peter A. Benoliel,
                                       Chairman of the Board


Dated: October 2, 1995




     Naples acknowledges receipt of a copy of the Plan, and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Option subject to the terms and provisions of the Plan insofar as they relate to Incentive Stock Options granted thereunder. Naples agrees hereby to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Option. Naples authorizes the Company to withhold in accordance with applicable law from any compensation payable to him any taxes required to be withheld by federal, state, or local law as a result of the exercise of the Option.

     NAPLES REPRESENTS THAT, AT THE TIME THE OPTION IS GRANTED, HE DOES NOT OWN DIRECTLY OR INDIRECTLY (AS DETERMINED UNDER SECTION 424(d) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED), STOCK POSSESSING MORE THAN 10% OF THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF STOCK OF QUAKER CHEMICAL CORPORATION OR ANY OF ITS SUBSIDIARIES.


                                   /s/ RONALD J. NAPLES
                                   ---------------------------------------
                                       Ronald J. Naples